Exhibit 10.2

Execution Version

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of August 30, 2011 (this “First Supplemental Indenture”), among SeaWorld Park & Entertainment, Inc. (f/k/a SW Acquisition Co., Inc.), a Delaware corporation (the “Company”), the Guarantors (as defined in the Base Indenture referred to herein) and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee under the Base Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of December 1, 2009, providing for the issuance of 13 1/2% Senior Notes due 2016 (the “Notes”);

WHEREAS, the Company wishes to declare and pay a dividend or distribution to its shareholders in the amount of $100.0 million (the “Restricted Distribution”) and such dividend or distribution is expected to be declared and paid within 60 days of the date hereof (net of any tax withholding);

WHEREAS, in connection with the Restricted Distribution, the Company has requested from the Holders of Notes, a waiver of the compliance with the provisions of Section 4.07 of the Base Indenture, to the extent such provisions would prevent the consummation of the Restricted Distribution;

WHEREAS, Section 9.02 of the Base Indenture provides that, subject to Sections 6.04 and 6.07 of the Base Indenture, compliance with any provision of the Base Indenture, the Guarantees or the Notes may be waived with the consent of the Required Holders;

WHEREAS, Holders of all outstanding Notes constituting Required Holders have provided written consent to this First Supplemental Indenture; and

WHEREAS, the execution of this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture and the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel with respect to such execution.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture.

2. Waiver.

(a) The Company’s and its Restricted Subsidiaries’ compliance with the provisions of Sections 4.07 and 4.11 of the Base Indenture is hereby waived to the extent necessary in order for the Company to declare and pay the Restricted Distribution, as long as the Restricted Distribution is paid within 60 days of the date of this First Supplemental Indenture.

(b) In consideration of the foregoing waiver, the Company and Guarantors hereby agree that, after giving effect to the consummation of the Restricted Distribution, (i) the basket amount set forth in Section 4.07(b)(11) of the Base Indenture shall be deemed used up and no longer be available for further Restricted Payments and (ii) the amount available for making Restricted Payments under Section 4.07(a) of the Base Indenture shall be deemed to be reduced by $40.0 million (regardless of whether such reduction will result in a negative basket amount).

3. Effect. This First Supplemental Indenture shall become effective as of the date hereof (such date, the “Effective Date”) immediately upon its execution by the parties hereto.

4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5. Effect on Base Indenture. This First Supplemental Indenture shall form a part of the Base Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Except as expressly set forth herein, the Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, including with respect to this First Supplemental Indenture. This First Supplemental Indenture shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Base Indenture or the Notes or to prejudice any other right or rights which the Holders of the Notes may now have or may have in the future under or in connection with the Base Indenture or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

6. Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This First Supplemental Indenture may be executed by any party hereto by original or facsimile signature, or electronic format (including pdf) signature, and any facsimile or electronic signature shall also be deemed valid, binding and enforceable as an original signature.

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8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SEAWORLD PARKS ENTERTAINMENT, INC.

By:	/s/ Marc Swanson
	Name:	Marc Swanson
	Title:	Controller

SW HOLDCO, INC.

By:	/s/ Bruce McEvoy
	Name:	Bruce McEvoy
	Title:	Treasurer

SEAWORLD PARKS & ENTERTAINMENT LLC

By:	/s/ Marc Swanson
	Name:	Marc Swanson
	Title:	Controller

SEAWORLD PARKS & ENTERTAINMENT INTERNATIONAL, INC.

By:	/s/ Marc Swanson
	Name:	Marc Swanson
	Title:	Controller

LANGHORNE FOOD SERVICES LLC

By:	/s/ Marc Swanson
	Name:	Marc Swanson
	Title:	Controller

[Signature Page to First Supplemental Indenture]

SEA WORLD LLC

By:	/s/ Marc Swanson
	Name:	Marc Swanson
	Title:	Controller

SEA WORLD OF FLORIDA LLC

By:	/s/ Marc Swanson
	Name:	Marc Swanson
	Title:	Controller

SEA WORLD OF TEXAS LLC

By:	/s/ Marc Swanson
	Name:	Marc Swanson
	Title:	Controller

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION (as successor by merger to Wilmington Trust FSB), as Trustee

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

[Signature Page to First Supplemental Indenture]